UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2008

GLOBAL MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-22083	84-1116894
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

12600 West Colfax, Suite C-420, Lakewood, Colorado		80215
(Address of principal executive offices)		(Zip Code)

(303) 238-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

     On March 26, 2008, Global Med Technologies, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Renaud Blanc-Bernard, an individual (“Bernard”), Guillaume Jacob, an individual (“Jacob”), Olivier Gaydon, an individual (“Gaydon”), Philippe Blain, an individual (“Blain”), David Rigaud, an individual (“Rigaud”), Thierry Charvin, an individual (“Charvin”), Nathalie Bonvalot, an individual (“Bonvalot”), Christine Salf, an individual (“Salf”), Peter Heussner, an individual (“Heussner”), Mordicus, a French corporation (“Mordicus”), Alfirin, a French corporation (“Alfirin”), RB2 Conseil, a French corporation (“RB2”) and Parfiges, a French corporation (“Parfiges”).

     Pursuant to the Agreement, (i) Mordicus, Alfirin, RB2, Bernard, Jacob, Gaydon, Blain and Rigaud will sell one hundred percent (100%) of the capital stock of Inlog S.A., a French company (“Inlog”) to the Company, (ii) Parfiges, Charvin, Bonvalot, and Salf will sell twenty-eight percent (28%) of the capital stock of Inlog International S.A.S., a French company and a subsidiary of Inlog (“Inlog International”) to the Company and (iii) Heussner will sell eight percent (8%) of the capital stock of GLI Gesellschaft für Laborinfomationsverarbeitung mbH, a German limited liability company and subsidiary of Inlog (“GLI”) to the Company (collectively, the “Sale of Shares”), resulting in the Company acquiring ownership of one hundred percent (100%) of the capital stock and voting rights of each of Inlog, Inlog International and GLI.

     On the date of the consummation of the Sale of Shares (the “Closing Date” and the activities occurring thereon, the “Closing”), in consideration for the Sale of Shares by the aforementioned parties (the “Sellers”), the Company agreed to pay to the Sellers, to be distributed amongst them in Relevant Proportions (as such term is defined in the Agreement), a purchase price equal to the sum of (i) payments due at the Closing, including €4,470,000 and the issuance of $568,000 worth of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a price equal to the average of its closing market price for the ten (10) trading days preceding the Closing Date (the “Closing Market Price”), (ii) €400,000, which the Company shall pay no later than the date signifying the one (1) year anniversary of the Closing Date (the “First Anniversary”), (iii) the value of Common Stock delivered on the First Anniversary, at the price which was its average closing market price for the ten (10) trading days preceding the First Anniversary (the “First Anniversary Market Price”), in a number of shares equal to either $651,000 divided by the First Anniversary Market Price if the price of such issuance equals or exceeds the Closing Market Price or $651,000 divided by the Closing Market Price if the First Anniversary Market Price is less than the Closing Market Price (although, instead of issuing such shares, the Company, at its sole discretion, may elect to make a payment of $651,000 which the Sellers must use to purchase Common Stock within three (3) months of the First Anniversary), (iv) €400,000 which the Company shall pay no later than the date signifying the two (2) year anniversary of the Closing Date (the “Second Anniversary”), and (v) the value of Common Stock delivered on the Second Anniversary, at the price which was its average closing market price for the ten (10) trading days preceding the Second Anniversary (the “Second Anniversary Market Price”), in a number of shares equal to either $651,000 divided by the Second Anniversary Market Price if the price of such issuance equals or exceeds the Closing Market Price or $651,000 divided by the Closing Market Price if the Second Anniversary Market Price is less than the Closing Market Price (although, instead of issuing such shares, the Company, at its sole discretion, may elect to make a payment of $651,000 which the Sellers must use to purchase Common Stock within three (3) months of the Second Anniversary). In no event shall the purchase price, consisting of an aggregate of items (i) – (v) above and the Earn-Out Consideration (as defined below), exceed $11,500,000. In order to calculate the purchase price, all sums payable in Euros will be converted to U.S. dollars at the exchange rate listed in the Wall Street Journal on the day preceding each applicable payment date. Within three (3) months of the Closing Date, the Sellers must use $500,000 of the payment delivered at Closing to purchase shares of Common Stock.

     The purchase price will increase by an Earn-Out Consideration which shall be equal to twenty percent (20%) of the aggregate operating income of Inlog, Inlog International and GLI in the period beginning on April 1, 2008 (or the Closing Date, if such date occurs after April 1, 2008) and ending on December 31, 2008, each of the annual financial periods ending on each of December 31, 2009, 2010, 2011, 2012, and the period beginning on January 1, 2013 and ending on March 31, 2013. The aggregate Earn-Out Consideration shall not exceed €2,000,000. Each Seller shall only be entitled to its Relevant Proportion of the Earn-Out Consideration for so long as such Seller remains employed by the Company, Inlog International or GLI; such Seller’s entitlement to the Earn-Out Consideration shall not be reallocated to any other Seller if the entitled Seller ceases work as an Employee of the Company, Inlog International or GLI, or ceases providing services to any of such entities under the terms of a service agreement.

     Pursuant to the Agreement, the Sellers agreed that they would not sell, transfer or otherwise dispose of any shares of Common Stock received in fulfillment of the purchase price for a period of five (5) years, except that after holding such shares for six (6) months (i) each Seller may sell its entire holding of Common Stock in the event of the resignation or termination of Mr. Michael I. Ruxin, MD as a director and employee of the Company, (ii) in the event of the sale of shares of Common Stock by Dr. Ruxin of a certain percentage of his shares (“Ruxin Percentage”), each Seller shall be entitled to sell a percentage of one’s own shares equal to the Ruxin Percentage and (iii) collectively, the Sellers may sell up to $5,000 worth of Common Stock per day and up to $50,000 worth of Common Stock per month, only for so long as the market price of the Common Stock is lower than the price at which any such shares of Common Stock were issued. After the date of issuance of any shares pursuant to fulfillment of the purchase price, each Seller shall be entitled to sell up to one percent (1%) of such Seller’s aggregate holding of Common Stock each month, so long as the consideration per share is greater than $3.00 per share.

     Pursuant to the terms of the Agreement, the Company and the Sellers agreed to enter into a Security Agreement granting to the Sellers security over €800,000 worth of receivables of the Company, or a letter of credit in the amount of €800,000, at the discretion of the Company, to secure the €400,000 payments due on the First Anniversary and the Second Anniversary.

     The foregoing description of the Agreement is qualified in its entirety by reference to the actual terms of the Agreement, a copy of which is attached hereto as Exhibit 10.1 which is incorporated by reference herein in its entirety.

Item 3.02.   Unregistered Sales of Equity Securities

See Item 1.01 herein above.

Item 8.01. Other Events

     On March 31, 2008, the Company will issue a press release (the “Press Release”) announcing the Agreement. A copy of the Press Release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibit No. Description:

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated March 26, 2008, by and among the	Provided herewith
Company and the Sellers named therein
99.1	Press Release	Provided herewith

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MED TECHNOLOGIES, INC.

By:     /s/ Michael I. Ruxin, M.D.
           Michael I. Ruxin, M.D.
          Chairman and Chief Executive Officer

Date: March 28, 2008